Exhibit 3.2







                         QUEST DIAGNOSTICS INCORPORATED

A Delaware corporation (formerly known as Corning Clinical Laboratories Inc.,
                  MetPath Inc. and Corning Lab Services Inc.)


                          AMENDED AND RESTATED BY-LAWS


                           Effective December 31, 1996


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                         QUEST DIAGNOSTICS INCORPORATED

                             A Delaware corporation

                          AMENDED AND RESTATED BY-LAWS

                                TABLE OF CONTENTS

                                    ARTICLE I
                                  STOCKHOLDERS

                                                                           Page
                                                                           ----
Section     1.01   Annual Meetings.......................................... 1
Section     1.02   Special Meetings......................................... 1
Section     1.03   Notice of Meetings....................................... 1
Section     1.04   Business Transacted at Special
                   Meetings of Stockholders................................. 1
Section     1.05   Quorum................................................... 1
Section     1.06   Nominations and Stockholder
                   Business................................................. 2

                           ARTICLE II
                       BOARD OF DIRECTORS

Section     2.01   General Powers........................................... 4
Section     2.02   Number and Term of Office................................ 4
Section     2.03   Annual and Regular Meetings.............................. 4
Section     2.04   Special Meetings; Notice................................. 4
Section     2.05   Telephonic Meetings...................................... 5
Section     2.06   Quorum and Vote.......................................... 5
Section     2.07   Action Without a Meeting................................. 5
Section     2.08   Manner of Acting......................................... 5
Section     2.09   Resignations............................................. 5
Section     2.10   Reliance on Accounts and
                   Reports, etc............................................. 5
Section     2.11   Committees............................................... 5

                           ARTICLE III
                            OFFICERS

Section     3.01   Number and Designation................................... 6
Section     3.02   Additional Officers...................................... 6

                               (i)


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                                                                           Page
                                                                           ----

Section     3.03   Election................................................. 6
Section     3.04   Removal and Vacancies.................................... 6
Section     3.05   Duties of the Chairman of
                   the Board of Directors................................... 6
Section     3.06   Duties of the President.................................. 6
Section     3.07   Duties of the Vice President ............................ 7
Section     3.08   Duties of the Secretary.................................. 7
Section     3.09   Duties of the Treasurer.................................. 7
Section     3.10   Duties of the Controller................................. 7
Section     3.11   Duties of the Assistant Secretary........................ 7
Section     3.12   Duties of the Assistant Controller....................... 8
Section     3.13   Duties of the Assistant Treasurer........................ 8

                           ARTICLE IV
              EXECN OF INSTRUMENTS; DEPOSITS; FINANCES

Section     4.01   General.................................................. 8
Section     4.02   Corporate Indebtedness................................... 8
Section     4.03   Checks, Drafts, etc...................................... 8
Section     4.04   Deposits................................................. 9
Section     4.05   Dividends................................................ 9
Section     4.06   Fiscal Year.............................................. 9

                            ARTICLE V
                          CAPITAL STOCK

Section     5.01   Certificates of Stock.................................... 9

                           ARTICLE VI
                          SEAL; OFFICES

Section     6.01   Seal..................................................... 9
Section     6.02   Offices................................................. 10

                           ARTICLE VII
                         INDEMNIFICATION

Section     7.01   Indemnification......................................... 10

                          ARTICLE VIII
                           AMENDMENTS

Section     8.01   Amendments.............................................. 12

                                      (ii)

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                          AMENDED AND RESTATED BY-LAWS

                                       OF

                         QUEST DIAGNOSTICS INCORPORATED

                                    ARTICLE I

                                  STOCKHOLDERS

Section 1.01. Annual Meetings. The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as properly may come before such meeting shall be held at such place either within or outside the State of Delaware, at such time and date as shall be fixed from time to time by resolution of the Board of Directors and as set forth in the notice of the meeting.

Section 1.02. Special Meetings. Special meetings of the stockholders may be called at any time by the Chairman of the Board of Directors, if any, or by the President (or, in the absence or disability of the Chairman of the Board and the President, by any Vice President), or by the Board of Directors. Such special meetings of the stockholders shall be held at such places, within or outside the State of Delaware, as shall be specified in the respective notices or waivers of notice thereof.

Section 1.03. Notice of Meetings. The Secretary or any Assistant Secretary shall cause written notice of the date, time and place of each meeting of the stockholders to be given, at least ten but not more than fifty days prior to the meeting, to each stockholder of record entitled to vote. Such notice shall be given either personally or by mail or other means of written communication, addressed to each stockholder at the address of such stockholder appearing on the books of the Corporation at the time such notice is dispatched. Such further notice shall be given as may be required by law. Notice of any meeting of stockholders need not be given to any stockholder who shall sign a waiver of such notice in writing, whether before or after the time of such meeting. Notice of any adjourned meeting of the stockholders of the Corporation need not be given.

Section 1.04. Business Transacted at Special Meetings of Stockholders. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice thereof.

Section 1.05 Quorum. Except as at the time otherwise required by statute or by the Certificate of Incorporation, the presence at any stockholders meeting, in person or by proxy, of the holders of record of shares of stock (of any class) entitled to vote at the meeting, aggregating a majority of the total number of shares of stock of all classes then issued and outstanding and entitled to vote at the meeting, shall be necessary and sufficient to constitute a quorum for the transaction of business.
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                                      2

Section 1.06. Nominations and Stockholder Business.

(a) Annual Meeting of Stockholders.

(1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Section 1.06, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 1.06.

(2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this
Section 1.06, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (B) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

(3) Notwithstanding, anything in the second sentence of paragraph (a)(2) of this
Section 1.06 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for Director or specifying the size of the increased Board of Directors made by the Corporation at least 70 days prior to the first anniversary of the preceding


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                                       3

year's annual meeting, a stockholder's notice required by this Section 1.06 shall also be considered timely, but only with respect to nominees for any new position created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 1.06, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.06. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder's notice required by paragraph (a)(2) of this Section 1.06 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the 90th day prior to such special meeting, and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

(c) General.

(1) Only such persons who are nominated in accordance with the procedures set forth in this Section 1.06 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this
Section 1.06. The Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting, was made in accordance with the procedures set forth in this Section
1.06 and, if any proposed nomination or business is not in compliance with this
Section 1.06, to declare that such defective proposal shall be disregarded.

(2) For purposes of this Section 1.06, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

(3) Notwithstanding the foregoing provisions of this Section 1.06, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this
Section 1.06. Nothing in this Section 1.06 shall be deemed to affect any rights of stockholders to request

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                                      4

inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.


                                   ARTICLE II

                               BOARD OF DIRECTORS

Section 2.01 General Powers. The property, affairs and business of the Corporation shall be managed by the Board of Directors. The Board of Directors may exercise all the powers of the Corporation, whether derived from law or the Certificate of Incorporation, except such powers as are, by statute, by the Certificate of Incorporation or by these By-Laws, vested solely in the stockholders of the Corporation. No Director need be a stockholder of the Corporation.

Section 2.02 Number and Term of Office. The Board of Directors shall consist of such number (but in no event less than three nor more than twelve) of Directors as may be determined from time to time by resolution adopted by affirmative vote of a majority of the whole Board of Directors. Each Director (whenever elected) shall hold office until his or her successor shall have been elected and shall have qualified, or until his or her death, or until he or she shall have resigned in the manner provided in Section 2.09 hereof or shall have been removed in accordance with the Certificate of Incorporation.

Section 2.03 Annual and Regular Meetings. The annual meeting of the Board of Directors, for the choosing of officers and for the transaction of such other business as may come before the meeting, shall be held in each year as soon as possible after the annual meeting of the stockholders at the place of such annual meeting of the stockholders, and notice of such annual meeting of the Board of Directors shall not be required to be given. The Board of Directors from time to time may provide by resolution for the holding of regular meetings and fix the time and place (which may be within or outside the State of Delaware) thereof. Notice of such regular meetings need not be given; provided, however, that in case the Board of Directors shall fix or change the time or place of regular meetings, notice of such action shall be given personally or by mail, facsimile or similar means of communication promptly to each Director who shall not have been present at the meeting at which such action was taken.

Section 2.04 Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, if any, or by the President (or, in the absence or disability of the Chairman of the Board and the President, by any Vice President), or by any two Directors, at such time and place (which may be within or outside of the State of Delaware) as may be specified in the respective notices or waivers of notice thereof. Special meetings of the Board of Directors may be called on two days' notice to each Director, personally or by telephone or facsimile or on four days' notice by mail. Notice of any special meeting need not be given to any Director who shall be present at such meeting, or to any Director who shall waive notice of such meeting in

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                                       5

writing, whether before or after the time of such meeting, and any business may be transacted thereat. No notice need be given of any adjourned meeting.

Section 2.05 Telephonic Meetings. Directors may participate in a meeting of the Board of Directors, or a meeting of any committee designated by the Board, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this By-Law shall constitute presence in person at such meeting.

Section 2.06 Quorum and Vote. At all meetings of the Board of Directors, the presence of a majority of the total authorized number of Directors under Section
2.02 hereof shall be necessary and sufficient to constitute a quorum for the transaction of business. Except when otherwise required by statute, the vote of a majority of the total number of Directors present and acting at a meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the Directors present may adjourn the meeting from time to time, until a quorum shall be present.

Section 2.07 Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or any meeting of a Committee of the Board of Directors may be taken without a meeting, if written consents thereto are signed by all members of the Board or Committee and such written consents are filed with the minutes of proceedings of the Board.

Section 2.08 Manner of Acting. The Directors shall act only as a Board, and the individual Directors shall have no power as such, except as permitted by statute.

Section 2.09 Resignations. Any Director may resign at any time by delivering a written resignation to the Chairman of the Board, if any, the President, a Vice President, the Secretary or any Assistant Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

Section 2.10 Reliance on Accounts and Reports, etc. A Director, or a member of any committee designated by the Board of Directors, in the performance of his or her duties, shall be fully protected in relying in good faith on the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors or by any other person as to matters the Director or member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 2.11 Committees. The Board may establish such committees having such responsibilities and composition as it shall from time to time by resolution determine.

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                                       6

                                   ARTICLE III

                                    OFFICERS

Section 3.01 Number and Designation. The officers of the Corporation shall be chosen by the Board of Directors and may include a Chairman of the Board, a President, a Vice President, a Secretary, a Controller and a Treasurer who shall hold office until their successors are chosen and qualify or their earlier resignation or removal. The Board of Directors may also choose additional Vice Presidents, and one or more Assistant Secretaries, Assistant Controllers and Assistant Treasurers. Any one or more of such Vice Presidents may be designated as Executive or Senior Vice President. Any number of offices may be held by the same person, except that no person shall simultaneously hold the offices of Chairman or President and Secretary, Treasurer or Controller. The Chairman shall be a member of the Board of Directors. The Board may also designate any Vice Presidents as Chief Financial Officer and as General Counsel.

Section 3.02 Additional Officers. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. The Board of Directors may also delegate its Chairman or the President to appoint and remove such additional officers as the Chairman or the President, as the case may be, shall designate in writing, with such limited authority as shall be set forth in writing, and such appointments shall be reported to the Board of Directors.

Section 3.03 Election. The Board of Directors at its first meeting or such subsequent meetings as shall be held prior to its first annual meeting, and thereafter annually at its annual meeting, shall choose the officers of the Corporation. If any officers are not chosen at an annual meeting, such officers may be chosen at any subsequent regular or special meeting.

Section 3.04 Removal and Vacancies. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors, either with or without cause. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

Section 3.05 Duties of the Chairman of the Board of Directors. The Chairman of the Board of Directors, if present, shall preside at all stockholders' meetings and all meetings of the Board at which he is present and shall have such other duties as shall be assigned to him or her by the Board of Directors. The Chairman may be the Chief Executive Officer of the Corporation.

Section 3.06 Duties of the President. The President shall have direct charge of the business of the Corporation, subject to the general control of the Board of Directors, and may be the Chief Executive Officer and/or the Chief Operating Officer of the


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                                       7

Corporation. In the absence of the Chairman of the Board or if no Chairman of the Board has been chosen, the President shall also have the duties of the Chairman of the Board.

Section 3.07 Duties of the Vice President. In the event of the absence or disability of the Chairman of the Board and the President, the Executive or Senior Vice President, if any, or if absent, any Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. Except where by law the signature of the President is required, each of the Vice Presidents shall possess the same power as the President to sign all certificates, contracts, obligations and other instruments of the Corporation. Any Vice President shall perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these By-Laws or by the Board of Directors or the President. An Executive Vice President may be the Chief Operating Officer of the Corporation.

Section 3.08 Duties of the Secretary. The Secretary shall, if present, act as Secretary of, and keep the minutes of, all the proceedings of the meetings of the stockholders and of the Board of Directors and of any committee of the Board of Directors in one or more books to be kept for that purpose; shall perform such other duties as shall be assigned to him or her by the President or the Board of Directors; and, in general, shall perform all duties incident to the office of Secretary.

Section 3.09 Duties of the Treasurer. The Treasurer shall keep or cause to be kept full and accurate records of all receipts and disbursements in the books of the Corporation and shall have the care and custody of all funds and securities of the Corporation. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the President and the Board of Directors, whenever they request it, an account of all of his or her transactions as Treasurer and shall perform such other duties as may be assigned to him or her by the President or the Board of Directors; and, in general, shall perform all duties incident to the office of Treasurer.

Section 3.10 Duties of the Controller. The Controller shall be the chief accounting officer of the Corporation. The Controller shall keep or cause to be kept all books of account and accounting records of the Corporation and shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation. The Controller shall prepare or cause to be prepared appropriate financial statements for the Corporation and shall perform such other duties as may be assigned to him or her by the President or the Board of Directors; and, in general, shall perform all duties incident to the office of Controller.

Section 3.11 Duties of the Assistant Secretary. The Assistant Secretary, if any, shall, in the absence or disability of the Secretary, exercise the powers and perform the duties of the Secretary, and shall perform such other duties as shall be assigned to him or her by the President or the Board of Directors.

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                                       8

Section 3.12 Duties of the Assistant Controller. The Assistant Controller, if any, shall, in the absence or disability of the Controller, exercise the powers and perform the duties of the Controller, and shall perform such other duties as shall be assigned to him or her by the President or the Board of Directors.

Section 3.13 Duties of the Assistant Treasurer. The Assistant Treasurer, if any, shall, in the absence or disability of the Treasurer, exercise the powers and perform the duties of the Treasurer, and shall perform such other duties as shall be assigned to him or her by the President or the Board of Directors.


                                   ARTICLE IV

                  EXECUTION OF INSTRUMENTS; DEPOSITS; FINANCES

Section 4.01 General. Subject to the provisions of Sections 4.02, 4.03 and 4.04 hereof, all deeds, documents, transfers, contracts, and agreements and other instruments requiring execution by the Corporation shall be signed by the Chairman of the Board, the President, a Vice President or the Treasurer, or as the Board of Directors may otherwise from time to time authorize by resolution. Any such authorization may be general or confined to specific instances.

Section 4.02 Corporate Indebtedness. No loan shall be contracted on behalf of the Corporation, and no evidences of indebtedness shall be issued in its name, unless authorized by the Board of Directors. Such authorizations of the Board may be general or confined to specific instances. Loans authorized by the Board of Directors may be effected at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual. All bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation issued for such loans as the Board shall authorize shall be made, executed and delivered as the Board of Directors shall authorize. All notes and other obligations or evidences of indebtedness permitted hereunder without authorization of the Board of Directors shall be signed by the President, a Vice President or the Treasurer. When so authorized by the Board of Directors, any part of or all the properties, including contract rights, assets, business or goodwill of the Corporation, whether then owned or thereafter acquired, may be mortgaged, pledged, hypothecated or conveyed or assigned in trust as security for the payment of such bonds, debentures, notes and other obligations or evidences of indebtedness to the Corporation, and of the interest thereon, by instruments executed and delivered in the name of the Corporation.

Section 4.03 Checks, Drafts, etc. All checks, drafts, bills of exchange or orders for the payment of money, issued in the name of the Corporation, shall be signed only by the Treasurer or such other person or persons and in such manner as may from time to time be designated by the Board of Directors, which designation may be general or confined to

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                                       9

specific instances; and unless so designated, no person shall have any power or authority thereby to bind the Corporation or to pledge its credit or to render it liable.

Section 4.04 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select. The Board of Directors may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these By-Laws, as it may deem expedient. For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation shall be endorsed, assigned and delivered by the Treasurer or such other person or persons and in such manner as may from time to time be designated by the Board of Directors.

Section 4.05 Dividends. Dividends upon the stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Such declaration may be continuing or limited to a specific payment or distribution. Dividends may be paid in cash, in property, or in shares of stock, subject to the provisions of the Certificate of Incorporation.

Section 4.06 Fiscal Year. The fiscal year of the Corporation shall be the calendar year, unless otherwise fixed by resolution of the Board of Directors.


                                    ARTICLE V

                                  CAPITAL STOCK

Section 5.01 Certificates of Stock. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman of the Board of Directors, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or by the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such holder in the Corporation.


                                   ARTICLE VI

                                  SEAL; OFFICES

Section 6.01 Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

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                                       10

Section 6.02 Offices. The Corporation may have offices at such other places both within or outside the State of Delaware as the Board of Directors may from time to time determine or as the business of the Corporation may require.


                                   ARTICLE VII

                                 INDEMNIFICATION

Section 7.01 Indemnification. (a) No director of the Corporation shall have any personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

         (b) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action either in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expenses, liability and loss (including attorneys' fees, judgments, fines, excise taxes pursuant to the Employee Retirement Income Security Act of 1974, as amended, or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to be indemnified conferred in this Section 7.01 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, the payment of such expenses incurred by the director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is to be rendered by such person while a director or

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                                       11

officer, including, without limitation, service to an employee benefit plan), in advance of the final disposition of proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article or otherwise. The Corporation may, by action of its Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

         (c) The indemnification provided by this Section 7.01 shall not limit or exclude any rights, indemnities or limitations of liability to which any person may be entitled, whether as a matter of law, under the Certificate of Incorporation of the Corporation, by agreement, vote of the stockholders or disinterested directors of the Corporation or otherwise.

         (d) If a claim under paragraph (b) of this Section 7.01 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard or conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall create a presumption that the claimant has not met the applicable standard of conduct.

         (e) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

                                  ARTICLE VIII

                                   AMENDMENTS

Section 8.01 Amendments. These By-Laws may only be altered or repealed and new By-Laws adopted by resolution of the Board of Directors.